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                                                                    EXHIBIT 23.2

                          CONSENT OF ERNST & YOUNG LLP

  We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" in the Registration Statement (Form S-2) and related Prospectus of Maxwell Shoe Company Inc. for the registration of 6,145,792 shares of its common stock and to the incorporation by reference therein of our report dated December 15, 1997, with respect to the consolidated financial statements and schedule of Maxwell Shoe Company Inc. included in its Annual Report (Form 10-K) for the year ended October 31, 1997, filed with the Securities and Exchange Commission.

                                          Ernst & Young LLP

Boston, Massachusetts
March 16, 1998